Exhibit 1.1

4,300,000 Shares

HUGHES SUPPLY, INC.

Common Stock

UNDERWRITING AGREEMENT

October 5, 2004

LEHMAN BROTHERS INC.

CITIGROUP GLOBAL MARKETS, INC.

GOLDMAN, SACHS & CO.

WACHOVIA CAPITAL MARKETS, LLC

As Representatives of the

several underwriters named in Schedule 1 hereto

c/o LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Hughes Supply, Inc., a Florida corporation (the “Company”), and a certain stockholder of the Company named in Schedule 2 hereto (the “Selling Stockholder” and, together with the Company, the “Sellers”), propose to sell to the underwriters named in Schedule 1 hereto (the “Underwriters”) 4,300,000 shares (the “Firm Stock”) of the Company’s Common Stock, $1.00 par value per share (the “Common Stock”), with each Seller proposing to sell up to the amount set forth opposite such Seller’s name in Schedule 2 hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 645,000 shares of the Common Stock on the terms and for the purposes set forth in Section 4 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. This is to confirm the agreement concerning the purchase of the Stock from the Sellers by the Underwriters.

SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the

Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time; and “Prospectus” means the prospectus supplement and the accompanying prospectus and any and all information incorporated by reference therein at such time, in the form first used to confirm sales of Stock. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

(d) The Company and each of its subsidiaries (as defined in Section 17) have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(e) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock (including the shares to be sold by the Selling Stockholder) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were issued in material compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the Prospectus. All of the Company’s outstanding options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in material compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the Prospectus. The Company has no outstanding warrants. All subsidiaries of the Company are listed in Exhibit B hereto, and none of the subsidiaries of the Company other than those indicated on Exhibit B hereto is a “significant subsidiary”, as such term is defined in Regulation S-X of the Rules and Regulations. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims, created by action of the Company or otherwise known to the Company.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (i) and (iii) above where such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

(i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Stock.

(j) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options or rights.

(k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than grants or exercises pursuant to employee stock option plans or other employee benefit plans from shares reserved for issuance under such plans as described in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus or in the documents incorporated therein by reference.

(l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The pro forma financial information included in the Registration Statement and Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

(m) To the knowledge of the Company, PricewaterhouseCoopers LLP and Deloitte & Touche LLP, who have certified certain financial statements of the Company and Century Maintenance Supply, Inc., respectively, whose reports appear in or are incorporated by reference into the Prospectus and who have delivered the initial letters referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(n) The Company and each of its subsidiaries have good and marketable title in fee simple to all owned real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all real property and assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is, in the judgment of the Company, adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(p) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of any currently existing conflict with, any such rights of others.

(q) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others.

(r) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(s) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

(u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

(w) The Company has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof or has requested extensions thereof and has paid all taxes due thereon, except those taxes that are currently being contested in good faith, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

(x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee stock option or benefit plans, or other employee compensation plans, in each case out of shares reserved for issuance as described in the Prospectus, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(y) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(z) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in each case where such violations, defaults or failures to obtain, individually or in the aggregate, would not have a Material Adverse Effect.

(aa) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company after reasonable inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except as would not be reasonably expected to have a Material Adverse Effect.

(bb) To the knowledge of the Company, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(cc) Neither the Company nor any of its subsidiaries is, nor, after giving effect to the offering and sale of Stock as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(dd) There are no contracts, agreements or understandings between the Company and any person other than the Underwriters that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ee) The statistical, market-related and industry data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

SECTION 2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents, warrants to and agrees that:

(a) The Selling Stockholder has full right, power and authority to enter into this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(c) The execution, delivery and performance of this Agreement by the Selling Stockholder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the deed of trust or the trust agreement governing the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

(d) The Selling Stockholder has, and on the First Delivery Date (as defined in Section 5 hereof) will have, good and valid title to, or a “security entitlement” within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (the “NYUCC”) in respect of, the shares of Stock to be sold by the Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and the Selling Stockholder’s entry into this

Agreement and the Selling Stockholder’s sale, transfer and delivery of the shares of Stock to be sold by the Selling Stockholder have been duly authorized by all necessary organizational action, if any, and the Selling Stockholder has the legal right and power to sell, transfer and deliver a security entitlement in respect of the shares of Stock to be sold by the Selling Stockholder. The shares of Stock to be sold by the Selling Stockholder are not subject to any preemptive or similar rights.

(e) Assuming the proper execution of an entitlement order (within the meaning of Section 8-102(a)(8) of the NYUCC) given by the Selling Stockholder to the securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) maintaining the security entitlement for the Selling Stockholder with respect to the shares of Stock to be sold by the Selling Stockholder, or delivery of the stock certificate representing such Stock, accompanied by a duly executed stock power, and assuming that as a result of the execution of such order or such delivery a security entitlement with respect to the shares of Stock is properly credited at a securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) to the account of the Underwriter purchasing such shares of Stock, upon payment for such shares of Stock as contemplated by this Agreement, then no action based on an adverse claim within the meaning of Section 8-102 of the NYUCC may be asserted against such Underwriter with respect to such security entitlement to the extent that (i) such Underwriter had no notice of such adverse claim within the meaning of Section 8-105 of the NYUCC and (ii) such Underwriter is the entitlement holder (within the meaning of Section 8-102(a)(8) of the NYUCC) with respect to the securities account to which such security entitlement is credited.

(f) The Selling Stockholder is not prompted to sell the shares of Stock to be sold to the Underwriters hereunder by any material non-public information concerning the Company or its subsidiaries which is not set forth or incorporated by reference in the Prospectus to sell its shares of Stock pursuant to this Agreement.

(g) To the knowledge of the Selling Stockholder after due inquiry, the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(h) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

(i) The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.

SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Seller agrees, severally and not jointly, to sell to the several Underwriters the respective number of shares of the Firm Stock set forth in Schedule 2 hereto opposite its name, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from the Selling Stockholder, that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company, and by the Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth in Schedule 2 hereto opposite its name. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

The price of both the Firm Stock and any Option Stock shall be $28.80 per share.

The Sellers shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, each Seller shall deliver or cause to be delivered the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Sellers of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.

SECTION 6. Further Agreements of the Company. The Company covenants and agrees:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company and the Representatives, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement, any supplement to the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) To use its reasonable efforts to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(h) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock sold pursuant to the Prospectus and shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each director of the Company and each officer of the Company listed in the Prospectus in the table under the heading “Management” to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;

(i) To apply for the listing of the Stock on the New York Stock Exchange, and to use its reasonable best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(j) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus; and

(k) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

SECTION 7. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

(a) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock sold pursuant to the Prospectus) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

(b) That the Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriters and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death of incapacity of the Selling Stockholder or, in the case of the trust, by the death or incapacity of any executor or trustee or the termination of the Selling Stockholder or the occurrence of any other event.

(c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-9.

SECTION 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock being sold by it and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(g) and of preparing, printing and distributing a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel to the Underwriters), not to exceed $10,000 in the aggregate; (g) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft used in connection with the road show, and (h) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters. The Selling Stockholder agrees to pay the costs incident to the authorization, issuance, sale and delivery of the Stock being sold by it and any taxes payable in that connection.

SECTION 9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) John Z. Paré shall have furnished to the Representatives his written opinion, as Senior Vice President, Secretary and General Counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The Company and each of its subsidiaries listed on Exhibit B hereto have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

(ii) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel;

(iv) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(v) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (i) and (iii) above where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(vi) Except as described in the Prospectus, to such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

(vii) The statements contained in the Prospectus under the caption “Description of Capital Stock”, insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof and the opinion of such counsel filed as Exhibit 5.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America and the laws of Florida. To the extent such opinion relates to laws other than the Federal laws of the United States of America or the laws of Florida, such counsel may assume that such laws are substantially the same as those of Florida and, in accordance with such assumption, such counsel is permitted to express no opinion with respect to laws other than the Federal laws of the United States of America and the laws of Florida. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and (y) based on the foregoing, no facts have come to the attention of such counsel which lead him to believe that the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel may also rely upon the representations and warranties of the Company in this Agreement, certificates of officers of the Company with respect to factual matters and certificates from public officials.

(d) Holland & Knight LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The shares of the Stock being delivered by the Company on such Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable;

(ii) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

(iii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

(iv) To such counsel’s knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(vi) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth in Schedule 3 hereto to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (i) and (iii) above where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made; and

(vii) Neither the Company nor any of its subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the States of New York and Florida. To the extent such opinion relates to laws other than the Federal laws of the United States of America or the laws of the States of New York or Florida, such counsel may assume that such laws are substantially the same as those of Florida and, in accordance with such assumption, such counsel is permitted to express no opinion with respect to laws other than the Federal laws of the United States of America and the laws of the States of New York and Florida. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above), as of the date of the Prospectus and as of such Delivery Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel may also rely upon the representations and warranties of the Company in this Agreement, certificates of officers of the Company with respect to factual matters and certificates from public officials.

(e) Holland & Knight LLP shall have furnished to the Representatives their written opinion, as counsel to the Selling Stockholder, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The Selling Stockholder has full power, right and authority to sell the shares of Stock to be sold by the Selling Stockholder under this Agreement;

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(iii) The sale of the shares of Stock being delivered on the First Delivery Date by the Selling Stockholder pursuant to this Agreement and the execution, delivery and compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation of the provisions of the deed of trust or the trust agreement governing the Selling Stockholder or (ii) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made; and

(iv) Immediately prior to the First Delivery Date, the Selling Stockholder had good and valid title to the shares of Stock to be sold by the Selling Stockholder under this Agreement, or a “security entitlement” within the meaning of Section 8-102(a)(17) of the NYUCC in respect of such shares, to such counsel’s knowledge, free and clear of all adverse claims; and

(v) Upon the payment and transfer of the shares of Stock to be sold by the Selling Stockholder under this Agreement in the accordance with the terms hereof, the Underwriter purchasing such shares of Stock will acquire a security entitlement with respect to such shares of Stock and no action based on an adverse claim within the meaning of the NYUCC may be asserted against such Underwriter to the extent that such Underwriter had no notice of such adverse claim; in giving this opinion, counsel for the Selling Stockholder may assume that when such payment and transfer occur, (x) the shares of Stock will have been registered in the name of Cede & Co. or another nominee designated by the Depository Trust Company (“DTC”), in each case on the Company’s share registry in accordance with its certificate of incorporation, code of regulations and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the NYUCC and (z) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the NYUCC.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the States of New York and Florida. To the extent such opinion relates to laws other than the Federal laws of the United States of America or the laws of the States of New York or Florida, such counsel may assume that such laws are substantially the same as those of Florida and, in accordance with such assumption, such counsel is permitted to express no opinion with respect to laws other than the Federal laws of the United States of America and the laws of the States of New York and Florida. Such counsel may also rely upon the representations and warranties of the Company in this Agreement, certificates of the trustee of the Selling Stockholder with respect to factual matters and certificates from public officials.

(f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter or letters of each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of each such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of their respective bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters of such firm and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters of such firm.

(i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its Chief Executive Officer or a Group President or Senior Vice President and its Executive Vice President and Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(k) have been fulfilled; and

(ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

(j) The Selling Stockholder shall have furnished to the Representatives on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Delivery Date.

(k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the capital stock (other than grants or exercises pursuant to employee stock option plans or other employee benefit plans from shares reserved for issuance under such plans as described in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on the New York Stock Exchange shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities (other than the current hostilities in Afghanistan and Iraq), there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(n) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability, or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any written or electronically produced materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage or liability, or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 10(a) to the extent, but only to the extent, that (W) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus dated the Effective Date (the “Final Prospectus”) and (X) the Company sustains the burden of proving that such Underwriter sold shares of Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus and (Y) the Company had previously furnished sufficient quantities of the Final Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and (Z) such Underwriter failed to deliver the Final

Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) The Selling Stockholder shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability, or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage or liability, or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Selling Stockholder shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable in each case only to the extent that the untrue statement or alleged untrue statement or the omission or alleged omission (Y) relates to information under the caption “Selling Stockholder” relating to the Selling Stockholder or to the participation of the Selling Stockholder in the offering contemplated herein or (Z) was made in conformity with information concerning the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein (subsections (Y) and (Z) together, the “Selling Stockholder Information”). Notwithstanding any other provision of this Agreement, the liability of the Selling Stockholder under the indemnity agreement contained in this paragraph and in paragraph 10(e) and pursuant to the representation contained in Section 2(f) shall not exceed the aggregate gross proceeds, net of underwriting discounts, of the shares of Stock sold by the Selling Stockholder pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, each person, if any, who controls the

Company within the meaning of the Securities Act and the Selling Stockholder from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director, officer or controlling person or the Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f), and shall reimburse the Company, any such director, officer or controlling person or the Selling Stockholder for any legal or other expenses reasonably incurred by the Company, any such director, officer or controlling person or the Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, any such director, officer, employee or controlling person or the Selling Stockholder.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel (in addition to any local counsel) to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel (in addition to any local counsel) shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company acknowledges that (i) the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of and (ii) the disclosures appearing under the captions “Commissions and Expenses” and “Stabilizations, Short Positions and Penalty Bids” under the “Underwriting” section in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 11. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Sellers for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Sellers may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(k) or 9(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 13. Reimbursement of Underwriters’ Expenses. If the Sellers shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Seller to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any Seller is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Department (Fax: (212) 526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019;

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (407) 649-3018);

(c) if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the Selling Stockholder’s address set forth on Schedule 2 hereto, with a copy to the counsel, if any, to the Selling Stockholder listed on such schedule;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholder, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Securities Act and the Selling Stockholder. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HUGHES SUPPLY, INC.

By:	/s/ David Bearman
Name:	David Bearman
Title:	Executive Vice President and Chief Financial Officer

/s/ David H. Hughes
David H. Hughes, in his individual capacity
& as Trustee of the David H. Hughes Trust

Accepted:

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS, INC.
GOLDMAN, SACHS & CO.
WACHOVIA CAPITAL MARKETS, LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

BY LEHMAN BROTHERS INC.

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Senior Vice President
Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock to be Purchased
Lehman Brothers Inc.	2,150,000
Citigroup Global Markets, Inc.	860,000
Goldman, Sachs & Co.	860,000
Wachovia Capital Markets, LLC	430,000

Total	4,300,000

SCHEDULE 2

Name of Seller	Number of Shares of Firm Stock to be Sold	Maximum Number of Option Stock to be Sold
Hughes Supply, Inc.	4,000,000	645,000
David H. Hughes, in his individual capacity & as Trustee of the David H. Hughes Trust	300,000	N/A
Total	4,300,000	645,000

Address of Selling Stockholder:	One Hughes Way
Orlando, Florida 32805
Fax: (407) 649-3018

Name and address of counsel to Selling Stockholder:	Holland & Knight LLP
200 South Orange Avenue, Suite 2600
Orlando, Florida 32801
Attention: Tom McAleavey, Esq.
Fax: (407) 244-5288

SCHEDULE 3

Revolving Credit Agreement, dated as of June 14, 2004, by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent (as amended as of the Delivery Date).

Note Purchase Agreement, dated as of May 29, 1996, by and among the Company and certain purchasers listed in Schedule A thereto (as amended as of the Delivery Date).

Note Purchase Agreement, dated as of August 28, 1997, by and among the Company and certain purchasers listed in Schedule A thereto (as amended as of the Delivery Date).

Note Purchase Agreement, dated as of May 5, 1998, by and among the Company and certain purchasers listed in Schedule A thereto (as amended as of the Delivery Date).

Note Purchase Agreement, dated as of December 21, 2000, by and among the Company and certain purchasers listed in Schedule A thereto (as amended as of the Delivery Date).

All documentation relating to the following sale and leaseback transactions:

Lessor	Lessee	Effective Date	Ending Date
Forklifts
ICX Corporation	Hughes Supply, Inc.	08/01/2001	Between 08/2004 and 09/2008
Real Estate
HS-Miami FL, LLC	Hughes Supply, Inc.	01/30/2004	01/30/2024
HS Orlando, FL, LLC	Hughes Supply Shared Services, Inc.	03/16/2004	03/31/2024
HS-Tampa FL, LLC	Hughes Supply (VA), Inc.	04/30/2004	04/30/2019
HS-Tucson AZ, LLC	Southwest Stainless, L.P.	04/30/2004	04/30/2019
HS-Nashville TN, LLC	One Stop Supply, Inc.	04/30/2004	04/30/2019
HS-Tampa FL, LLC	HSI North Carolina, LLC	04/30/2004	04/30/2019
HS-Tampa FL, LLC	HSI North Carolina, LLC	04/30/2004	04/30/2019

HS-Tampa FL, LLC	HSI North Carolina, LLC	04/30/2004	04/30/2019
HS-Nashville TN, LLC	HSI North Carolina, LLC	04/30/2004	04/30/2019
HS-Tampa FL, LLC	Paine Supply of Jackson, Inc.	04/30/2004	04/30/2019
HS-Tucson AZ, LLC	Electric Laboratories and Sales Corp.	04/30/2004	04/30/2019
HS-Nashville TN, LLC	Gilleland Concrete Products, Inc.	04/30/2004	04/30/2019
HS-Nashville TN, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019
HS-Tampa FL, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019
HS-Tallahassee FL, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019
HS-Pompano FL, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019
HS-Pompano FL, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019
HS-Tallahassee FL, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019
HS-Tucson AZ, LLC	Mountain Country Supply, Inc.	04/30/2004	04/30/2019
HS-Tallahassee FL, LLC	Hughes Supply, Inc.	04/30/2004	04/30/2019

2

EXHIBIT A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

As Representatives of the several

Underwriters named in Schedule 1

to the Underwriting Agreement,

c/o LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Shares”) of Common Stock, $1.00 par value per share (the “Common Stock”), of Hughes Supply, Inc., a Florida corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering.

The foregoing paragraph shall not apply to (i) transfers of shares of Common Stock or options to purchase Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) transfers of shares of Common Stock or options to purchase Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) the establishment of Rule 10b5-1 plans or brokerage accounts, provided that no sales are effected thereunder during the 90-day period described above[, and (iv) the transfers of shares of Common Stock pursuant to the pre-existing 10b5-1 plan of the undersigned as in effect on the date hereof]*; provided, however, that in the case of any transfers effected pursuant to the provisions of this paragraph, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than on a Form 5 filing made after the expiration of the 90-day period referred to above [or a filing required for a transaction under an excepted 10b5-1 plan]*).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

*	Applicable only for certain specified officers and directors per agreement of the Representatives

A-2

EXHIBIT B

Subsidiaries

CAROLINA PUMP & SUPPLY CORP.

CENTURY AIR SUPPLY, INC.

CENTURY GP MANAGEMENT, L.L.C.

CENTURY LP INVESTMENTS, L.L.C.

CENTURY MAINTENANCE (HOUSTON), L.P.

CENTURY MAINTENANCE, L.P.

CENTURY MAINTENANCE MANAGEMENT, LLC

CENTURY MAINTENANCE SUPPLY –S CAL, INC.

CENTURY MAINTENANCE SUPPLY, INC.

CENTURY SERVICES, L.P.

DOUGLAS LEONHARDT & ASSOCIATES, INC.

ELECTRIC LABORATORIES AND SALES CORPORATION

GILLELAND CONCRETE PRODUCTS, INC.

HHH, LLC

HSI ACQUISITION CORPORATION

HSI FUNDING, LLC

HSI FUSION SERVICES, INC.

HSI HOLDINGS, INC.

HSI INDIANA, LLC

HSI IP, INC.

HSI NORTH CAROLINA, LLC

HSI PROPERTIES, LLC

HUGHES AVIATION, INC.

HUGHES CANADA, INC.

HUGHES INSURANCE COMPANY, LTD.

HUGHES INSURANCE HOLDINGS, INC.

HUGHES MRO, INC.

HUGHES MRO #1, LLC

HUGHES MRO #2, LLC

HUGHES MRO, LP

HUGHES SUPPLY CA, LLC

HUGHES SUPPLY (VA), INC.

HUGHES SUPPLY IP, INC.

HUGHES SUPPLY MANAGEMENT SERVICES, INC.

HUGHES SUPPLY SHARED SERVICES, INC.

HUGHES WATER & SEWER COMPANY

JUNO INDUSTRIES, INC.

KAMEN SUPPLY COMPANY, INC.

KINGSTON PIPE INDUSTRIES, INC.

L&T OF DELAWARE, INC.

MEREX CORPORATION

MEREX DE MEXICO, S.A. DE C.V.

MEREX DIESEL POWER, S.A. DE C.V.

METALS INCORPORATED

METALS, INC. – GULF COAST DIVISION

MILLS & LUPTON SUPPLY COMPANY

MOORE ELECTRIC SUPPLY, INC.

MOUNTAIN COUNTRY SUPPLY, INC.

NATIONAL POWERX, INC.

OLANDER & BROPHY, INCORPORATED

ONE STOP SUPPLY, INC.

PAINE SUPPLY OF JACKSON, INC.

PANHANDLE PIPE AND SUPPLY CO., INC.

PRO VALUE, LLC

REACTION SUPPLY CORPORATION

SCOTT-PARISH ELECTRICAL SUPPLY COMPANY

SHRADER HOLDING COMPANY, INC.

SOUTHWEST STAINLESS, L.P.

STAINLESS TUBULAR PRODUCTS, INC.

STANDARD WHOLESALE SUPPLY COMPANY

SWS ACQUISITION, LLC

SWS FUNDING, LLC

TODD PIPE & SUPPLY – EL MONTE, INC.

TODD PIPE & SUPPLY – ESCONDIDO, INC.

TODD PIPE & SUPPLY – GARDEN GROVE, INC.

TODD PIPE & SUPPLY – HAWTHORNE, INC.

TODD PIPE & SUPPLY – LAS VEGAS, INC.

TODD PIPE & SUPPLY – RIVERSIDE, INC.

TODD PIPE & SUPPLY – SAN DIEGO, INC.

TODD PIPE & SUPPLY – SEPULVEDA, INC.

U.S. FUSION SERVICES, INC.

USCO INCORPORATED

UTILISERVE, INC.

UTILISERVE HOLDINGS, INC.

WARNER WATERWORKS SALES COMPANY OF WYOMING

WATERWORKS HOLDING COMPANY

WATERWORKS SALES COMPANY

WCC MERGER CORPORATION

WORLD-WIDE TRAVEL NETWORK, INC.

Z&L ACQUISITION CORP

Significant Subisidiaries

HSI FUNDING, LLC

HSI HOLDINGS, INC.

HSI IP, INC.

HUGHES SUPPLY SHARED SERVICES, INC.

SOUTHWEST STAINLESS, L.P.

SWS ACQUISITION, LLC

*	Applicable only for certain specified officers and directors per agreement of the Representatives

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